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                                                                   EXHIBIT 23(b)

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this registration statement on Form SB-2 (File No. 333-17861) of our reports dated April 11, 1997, March 11, 1997, and August 6, 1997, on our audits of the financial statements of Medcross, Inc., Family Telecommunications Incorporated, and MiBridge, Inc., respectively. We also consent to the reference to our firm under the caption "Experts."


COOPERS & LYBRAND L.L.P.

Salt Lake City, Utah
October 20, 1997